UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2011

BERKELEY COFFEE & TEA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-168911	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu

Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-15021337898

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

And

Item 2.03 Creation of a Director Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

Pursuant to a definitive Purchase and Sale Agreement (the “Agreement”) dated January 31, 2012, Berkeley Coffee & Tea, Inc. (“Berkeley”) acquired one hundred (100) percent of the issued and outstanding capital stock of DTS8 Holdings Co., Ltd. a corporation organized and existing under the laws of Hong Kong, and which owns DTS8 Coffee (Shanghai) Co., Ltd. a wholly owned foreign subsidiary entity (“WOFE”) corporation organized and existing under the laws of the People’s Republic of China from the sole shareholder Sean Tan (“Seller”).  On April 30, 2012, the Company issued four million dollars ($4,000,000) of bonds payable in favor of the DTS8. The bonds are payable on April 30, 2017. The bonds payable bear an interest rate of three percent (3%) per annum.  Interest on the bond will be calculated, accrued and paid annually.

The acquisition of DTS8 Holdings Co. Ltd will be accounted for as a combination of entities under common control and recorded at its historical cost. The bond payable of $4,000,000 will be recorded as a reduction of the retained earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ /Sean Tan

Sean Tan, President, Chief Executive Officer.